EXHIBIT 99.1

PRESS RELEASE

	Contact:	John Simmons, V.P., CFO
Stewart & Stevenson Services, Inc. 713-868-7700
Ken Dennard / kdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E 713-529-6600
FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS

FISCAL 2003 FIRST QUARTER RESULTS

GAAP EPS from Continuing Operations was $0.06

Net EPS from Continuing Operations Before Special Charges was $0.16

HOUSTON – May 30, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), a leading manufacturer, service provider and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced results for the fiscal first quarter ended May 3, 2003.

Sales for the first quarter of 2003 were $289.8 million compared to sales of $299.7 million in the same period a year ago.  Net earnings from continuing operations in the first quarter of 2003 before special charges were $4.5 million or $0.16 per diluted share, compared to net earnings from continuing operations of  $4.9 million, or $0.17 per diluted share, in last year’s first quarter.  Including the special charges, net earnings from continuing operations for the first quarter of fiscal 2003 totaled $1.7 million or $0.06 per diluted share.

Net loss from discontinued operations in the first quarter of 2003 was $0.8 million or $0.03 per diluted share, compared to $1.1 million or $0.04 per diluted share in the same period of the prior year.  Prior year results also included a cumulative effect of a change in accounting principle of $3.7 million, net of tax benefit, or $0.13 per diluted share, related to the adoption of new accounting rules governing goodwill impairment.

Total net earnings in the first quarter of 2003 were $0.8 million or $0.03 per diluted share compared with earnings of $0.1 million for the comparable period of 2002.

Michael L. Grimes, President and Chief Executive Officer, stated, “During the first quarter we were awarded the U.S. Army’s FMTV A1 Competitive Rebuy contract, which could contribute revenues of $1.5 to $2.0 billion over its production period beginning late next year.  The confidence placed in our design and production capabilities by the U.S. Army is a reflection of the hard work and dedication of our management and work force.  We continue to aggressively pursue additional opportunities across all business units in this challenging environment.”

Expense Reduction Initiatives

Charges related to specific expense reduction initiatives totaled $4.1 million before taxes in the first quarter of fiscal 2003, or $0.10 per diluted share.  Such items included $2.4 million of expense associated with the impact of recent amendments to the company’s defined benefit pension plans and post retirement medical plan, and $1.7 million of costs associated with restructuring activities.  During the first quarter of fiscal 2003, the company made the decision to freeze the benefits earned under its defined benefit pension plan, its defined benefit supplemental executive retirement plan and its postretirement medical plan effective July 1, 2003.  These changes are expected to reduce pension and postretirement benefits expense by over $5.0 million in fiscal 2003.  A one-time non-cash write-off of $2.4 million of previously unamortized prior service costs was required under accounting rules to reflect the pension plan amendments.  Restructuring activities primarily related to the consolidation of manufacturing operations in the Engineered Products Division and severance costs related to the elimination of certain positions in Power Products and corporate headquarters.

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $111.0 million in the first quarter of 2003 compared to $115.5 million a year ago.    Operating profit for the quarter totaled $17.8 million, compared with $14.9 million in the first quarter of 2002.  The increased operating profit is driven by increased productivity, a favorable product mix and lower costs associated with bid and proposal activities.

The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded first quarter 2003 sales of $124.3 million, a 17 percent decrease from sales of $149.3 million in the same period of 2002.  The decline in sales was primarily driven by lower equipment sales volume.  Operating loss for the first quarter of fiscal 2003 totaled $2.9 million compared to a $3.3 million profit in the first quarter of fiscal 2002. The decrease in operating profit compared to the first quarter of last year was primarily driven by the lower sales volume.  In the fourth quarter of fiscal 2002, Power Products generated a $9.1 million loss on sales of $128.3 million.

The Engineered Products Division, first reported in 2003, is made up of the Petroleum Equipment, Distributed Energy Solutions and Utilities Equipment businesses.   Sales for Engineered Products totaled $38.7 million in the first quarter of fiscal 2003, compared to $19.9 million in the same period of the prior year, primarily as a result of increased sales of petroleum equipment in both U.S. and international markets.  The Engineered Products Division generated a $4.3 million operating loss, which included $1.0 million of restructuring activities, in the first quarter of fiscal 2003 compared to a loss of $3.7 million in the first quarter of fiscal 2002. The total backlog in the Engineered Products Division at the end of the first quarter of fiscal 2003 was $101.6 million, compared to $107.8 million at the end of fiscal 2002.

The Airline Products segment, which manufactures airline ground support products, recorded sales of $14.2 million in the first quarter of 2003, compared with $12.7 million in the same quarter last year.  The operating loss for the first quarter totaled $2.0 million as compared to an operating loss of $2.2 million in the first quarter of fiscal 2002.  The order backlog at the end of the first quarter of 2003 increased to $4.9 million, compared with the $1.0 million backlog at the end of fiscal 2002.

Discontinued Operations

The loss from discontinued operations in the first quarter of 2003 was $0.8 million, net of tax, or  $0.03 per diluted share, compared to a loss of $1.1 million net of tax, or $0.04 per diluted share in the first quarter of 2002.   Included in discontinued operations for 2003 is the Petroleum Equipment segment’s blowout preventer, valve, elastomer and drilling riser business, which was sold during the third quarter of fiscal 2002.  The loss incurred in the first quarter of 2003 pertained to costs related to the execution of certain retained contracts and claims associated with the discontinued business.

Other

The balance in cash and equivalents was $115.8 million at quarter end, an increase of  $7.8 million during the quarter.  Cash provided by operating activities improved to $12.8 million during the first quarter of fiscal 2003, compared to a use of cash of $2.5 million during the first quarter of fiscal 2002.  Total debt at quarter end was $59.5 million as compared to $58.2 million at the end of fiscal 2002.  Subsequent to the end of the first quarter, the company used cash on hand to repay $30.0 million of debt.

Conference Call

Stewart & Stevenson Services has scheduled a conference call today at 11:00 a.m. eastern time to review first quarter results.  Please dial 303-262-2076 and ask for the Stewart & Stevenson call at least 10 minutes prior to the start time or log onto the company’s home page at http://www.ssss.com under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through Friday, June 6, 2003, and may be accessed by dialing 303-590-3000 and using pass code 539379. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (also on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts,  risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls, risks as to information technology,  risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters,  risks as to distributorships, risks as to licenses, and credit risks,  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended
	May 3, 2003	May 4, 2002
	(Unaudited)

Sales	$289,771	$299,670
Cost of sales	248,892	255,918

Gross profit	40,879	43,752

Selling and administrative expenses	35,309	35,424
Pension curtailment expense	2,400	—
Interest expense	1,244	1,132
Interest and investment income	(500)	(338
Other expense / (income), net	86	(21
	38,539	36,197

Earnings from continuing operations, before income taxes	2,340	7,555
Income tax provision, net	682	2,659
Net earnings from continuing operations before cumulative effect of change in accounting principle	1,658	4,896
Loss from discontinued operations, net of tax of $(426) and $(599)	(823)	(1,097
Cumulative effect of change in accounting principle, net of tax of $(1,798)	—	(3,682
Net earnings	$835	$117

Weighted average shares outstanding:
Basic	28,492	28,454
Diluted	28,643	28,767

Earnings (loss) per share:
Basic:
Continuing operations before cumulative effect	$0.06	$0.17
Discontinued operations	(0.03)	(0.04
Cumulative effect of change in accounting principle	—	(0.13
Net earnings per share	$0.03	$0.00

Diluted:
Continuing operations before cumulative effect	$0.06	$0.17
Discontinued operations	(0.03)	(0.04
Cumulative effect of change in accounting principle	—	(0.13
Net earnings per share	$0.03	$0.00

Cash dividends per share	$0.085	$0.085

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

		Three Months Ended
		May 3, 2003	May 4, 2002
		(Unaudited)
	Sales
	Tactical Vehicle Systems	$110,977	$115,461
	Power Products	124,349	149,276
(1)	Engineered Products	38,717	19,885
	Airline Products	14,244	12,717
	Other Business Activities	1,484	2,332
	Total Sales	$289,771	$299,671

	Operating Profit (Loss)
	Tactical Vehicle Systems	$17,784	$14,914
	Power Products	(2,851)	3,275
(1)	Engineered Products	(4,266)	(3,684)
	Airline Products	(1,992)	(2,214)
	Other Business Activities	(521)	(47)
	Total Operating Profit	8,154	12,244

	Corporate expenses, net	(5,070)	(3,895)
	Interest and investment income	500	338
	Interest expense	(1,244)	(1,132)

	Earnings from continuing operations, before income taxes	$2,340	$7,555

	Operating Profit (Loss) Percentage
	Tactical Vehicle Systems	16.0%	12.9%
	Power Products	(2.3)	2.2
	Engineered Products	(11.0)	(18.5)
	Airline Products	(14.0)	(17.4)
	Other Business Activities	(35.1)	(2.0)
	Consolidated	2.8	4.1

(1)	Components within Engineered Products Group:

	Sales
	Petroleum Equipment	$23,060	$6,518
	Distributed Energy Solutions	13,069	11,783
	Utilities Equipment	2,588	1,584
		$38,717	$19,885

	Operating Profit (Loss)
	Petroleum Equipment	$608	$(564)
	Distributed Energy Solutions	(3,982)	(2,201)
	Utilities Equipment	(892)	(919)
		$(4,266)	$(3,684)

STEWART & STEVENSON SERVICES, INC. AND SUBIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except share data)

	May 3, 2003	January 31, 2003
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$115,816	$107,994
Accounts and notes receivable, net	147,398	151,839
Recoverable costs and accrued profits not yet billed	15,302	11,668
Inventories	250,536	244,416
Excess of current cost over LIFO values	(43,481)	(42,785)
Deferred income taxes	16,291	16,126
Other current assets	3,578	3,967
Total assets of discontinued operations	10,039	14,404
TOTAL CURRENT ASSETS	515,479	507,629

PROPERTY, PLANT AND EQUIPMENT, NET	116,767	118,964
DEFERRED INCOME TAX ASSET	12,680	11,754
INTANGIBLES AND OTHER ASSETS, NET	14,953	14,288
TOTAL ASSETS	$659,879	$652,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$2,526	$1,454
Current portion of long-term debt	30,250	30,250
Accounts payable	57,133	60,159
Accrued payrolls and incentives	19,579	17,408
Billings in excess of incurred costs	64,198	62,568
Other current liabilities	33,016	29,537
Total liabilities of discontinued operations	3,829	4,092
TOTAL CURRENT LIABILITIES	210,531	205,468

LONG-TERM DEBT, NET	26,675	26,531
ACCRUED POSTRETIREMENT BENEFITS AND PENSION	58,511	54,681
OTHER LONG-TERM LIABILITIES	3,846	3,947
TOTAL LIABILITIES	299,563	290,627
SHAREHOLDERS’ EQUITY
Common Stock, without par value, 100,000,000 shares authorized; 28,505,120 and 28,490,849 shares issued, respectively	55,230	54,843
Accumulated other comprehensive loss	(22,196)	(21,703)
Retained earnings	327,282	328,868
TOTAL SHAREHOLDERS’ EQUITY	360,316	362,008
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$659,879	$652,635

STEWART & STEVENSON SERVICES, INC. AND SUBIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	May 3, 2003	May 4, 2002
	(Unaudited)
Operating Activities
Net earnings	$835	$117
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net loss from discontinued operations	823	1,097
Cumulative effect of change in accounting principle	—	3,682
Depreciation and amortization	5,543	4,852
Change in operating assets and liabilities net of the effect of discontinued operations:
Accounts and notes receivable, net	4,584	(2,348)
Recoverable costs and accrued profits not yet billed	(3,634)	(981)
Inventories	(5,423)	(5,153)
Other current and noncurrent assets	(998)	11,864
Accounts payable	(3,026)	(25,625)
Accrued payrolls and incentives	2,517	(809)
Billings in excess of incurred costs	1,630	4,904
Other current liabilities	3,479	7,424
Accrued postretirement benefits & pension	3,823	905
Other, net	(585)	(196)
Net Cash Provided By (Used in) Continuing Operations	9,568	(267)
Net Cash Provided By (Used In) Discontinued Operations	3,278	(2,211)
Net Cash Provided By (Used In) Operating Activities	12,846	(2,478)

Investing Activities
Expenditures for property, plant and equipment	(3,697)	(9,995)
Acquisition of businesses	(409)	—
Disposal of property, plant and equipment, net	391	545
Net Cash Used In Investing Activities	(3,715)	(9,450)

Financing Activities
Change in short-term notes payable	1,072	(48)
Dividends paid	(2,422)	(2,468)
Proceeds from exercise of stock options	41	324
Net Cash Used In Financing Activities	(1,309)	(2,192)

Increase (Decrease) in cash and cash equivalents	7,822	(14,120)
Cash and cash equivalents, beginning of period	107,994	81,438
Cash and cash equivalents, end of period	$115,816	$67,318

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
($ Millions)	January 31, 2002	May 4, 2002	August 3, 2002	November 2, 2002	January 31, 2003	May 3, 2003

Tactical Vehicle Systems	$686.0	$582.7	$496.9	$388.9	$659.5	$650.1	*

Power Products	51.4	49.1	56.9	50.3	38.7	39.9

Distributed Energy Solutions	40.3	52.3	33.8	24.2	42.5	34.6

Utilities Equipment	0.9	2.7	0.7	0.9	0.7	4.2

Petroleum Equipment	17.8	20.2	45.0	44.3	64.6	62.8

Airline Products	6.0	4.9	3.1	3.3	1.0	4.9

	$802.4	$711.9	$636.4	$511.9	$807.0	$796.5

TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES

	Fiscal 2002
	1Q	2Q	3Q	4Q	Total
Trucks	612	565	571	618	2,366
Trailers	135	127	145	137	544
	747	692	716	755	2,910
Sales (millions)	$116	$105	$114	$116	$451

	Fiscal 2003
Estimated Unit Deliveries	1Q	2Q*	3Q*	4Q*	Total*
Trucks	631	620	608	564	2,423
Trailers	132	118	128	128	506
	763	738	736	692	2,929
Estimated Sales (millions)	$111	$102	$112	$102	$427

*Based on current US Army forecast and other data through September, 2004.

See cautionary statements above for important information regarding forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBIDIARIES

RECONCILIATION OF AMOUNTS REPORTED ON A GAAP-BASIS ADJUSTED FOR SPECIAL CHARGES (a)

(In thousands, except per share data)

		Three months ended May 3, 2003
	Segment	Selling and administrative expenses		Pension curtailment expense	Earnings before income taxes	Net earnings	Diluted EPS from continuing operations

Continuing operations, in accordance with GAAP		$35,309	(b)	$2,400	$2,340	$1,658	$0.06

Adjustments to exclude certain special charges from GAAP measures:
Write-off of unamortized prior service cost associated with amendments to defined benefit pension plans	Corporate			2,400	2,400	1,701

Costs associated with restructuring activities	Corporate	412			412	292
	Petroleum Equipment	173			173	123
	Utilities Equipment	259			259	184
	Distributed Energy	525			525	372
	Power Products	282			282	200

Total adjustments for special charges		1,651		2,400	4,051	2,871	0.10

Continuing operations, excluding special charges		$33,658		$—	$6,391	$4,529	$0.16

(a)  To supplement our consolidated condensed financial statements presented on a GAAP basis, the company uses non-GAAP additional measures of earnings from continuing operations, net earnings, and earnings per share adjusted to exclude certain costs it believes appropriate to enhance an overall understanding of the company’s past performance and its prospects for the future.  These adjustments to our GAAP results are made with the intent of providing a more complete understanding of the underlying operational results and trends.  The presentation of this additional information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

(b)  Includes $1,651 of costs associated with restructuring activities as shown in adjustments below.